EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Joseph B. Reilly, President and Chief Executive Officer of Provident Bancorp, Inc. (the “Company”), and Kenneth Fisher,  Senior Vice President, Finance of the Company, each certify in his capacity as an officer of the Company that they have reviewed the annual report on Form 10-K for the year ended December 31, 2023 (the “Report”) and that to the best of their knowledge:

1.the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 28, 2024	/s/ Joseph B. Reilly
Joseph B. Reilly
President and Chief Executive Officer (Principal Executive Officer)

Date: March 28, 2024	/s/ Kenneth R. Fisher
Kenneth R. Fisher
Senior Vice President, Finance (Acting Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.